UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March  23, 2014

Puget Technologies, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-179212	01-0959140
(Commission File Number)	(IRS Employer Identification No.)

City Centre One

800 Town and Country Blvd. Suite 300

Houston, TX 77024

 (Address of principal executive offices and zip code)

(832) 431 3197

 (Registrant’s telephone number including area code)

401 East Las Olas Boulevard Suite 1400
Fort Lauderdale, FL 33301

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1---REGISTANT’S BUSINESS AND OPERATIONS

Item 1.02.  Termination of a Material Definitive Agreement

Pursuant to a Rescission of Share Exchange Agreement, effective March 24, 2014, Mr. Ronald Leyland, former president and director, returned his 15,000,000 Shares of Company stock to the Company and the Company returned 100% of B-29 Energy, Inc. shares that were acquired under the Share Exchange Agreement executed on September 2, 2013 to Mr. Leyland.

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2014, the Board of Directors appointed Gary J. Valentine as a Director, CEO and President of the Company.  Concurrent with Mr. Valentine’s appointment, Ronald Leyland resigned as President, Secretary, Treasurer and a Director of the Company, which leaves Mr. Valentine as the sole officer and director of the Company.

Mr. Valentine, age 46, has over 20 years in the human capital, staffing solutions, consulting industry, within the oil and gas, renewable energy, pharmaceutical, medical device, aerospace, and automotive verticals. He has a lengthy history and operating knowledge in supplying resources worldwide.

He is currently Chief Marketing Officer of ShadowBox Talent LLC where he is responsible for executive leadership, strategic planning, organization building, and overall management of the ShadowBox organization located in the heart of the "Energy Capital of the World," provides Contract, Contract to Hire, Direct Hire Placement, and HR Outsourcing & Payroll Solutions within the oil and gas, petrochemical, pharmaceutical, medical device, aerospace and defense, renewable energy, and automotive verticals.

Prior to co-founding ShadowBox, Mr. Valentine was Co-Founder, President and CEO, for SSG, LLC. and Donovan and Watkins L.P.  They delivered the critical domain-specific technical and management talent along the entire hiring continuum – consulting, contract, and contract-to-hire and direct hire.

In 2008 Mr. Valentine co-founded System One Holdings. LLC. and was the Executive Vice President/Partner, where he was responsible for executive management, business development, and service delivery which resulted in $40 million growth for the $320 million dollar corporation.  System One was created as a management purchase of Hudson Highland Group’s engineering and technical resource business unit.

Prior to joining Hudson, Mr. Valentine was Kelly Engineering Resources’ Senior Director responsible for the Eastern Region of the United States. That included complete responsibility for the management of all sales, operations and recruiting for 17 states, Washington DC and Puerto Rico. Additionally, he was appointed to lead the Kelly Engineering Resources’ European Operations. A newly created position, based in Brussels, Belgium, Mr. Valentine was accountable for the creation, development and implementation of the strategic plan to spearhead Kelly Engineering Resources’ growth throughout Europe.

Mr. Valentine’s current services to ShadowBox are performed with a nominal time commitment.  Accordingly, Mr. Valentine expects to devote approximately 90% of his working time to the Company.

Mr. Valentine is not the beneficial holder of any shares of common stock or other securities of the Company, and does not have any agreement, arrangement or understanding with the Company in connection with being appointed as Director, President, or CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.
(Registrant)

Date: March 28, 2014	By:	/s/ Gary J. Valentine
Name: Gary J. Valentine
Title: President, Chief Executive Officer